                                                                     EXHIBIT 2.1

================================================================================




                          ASSET ACQUISITION AGREEMENT

                                 by and between

                             Evolve Software, Inc.

                                      and

                              Vivant! Corporation


                               Dated May 22, 2001




================================================================================

                               TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS..............................................................................   1

     1.1    Capitalized Terms......................................................................   1
     1.2    Construction...........................................................................   5

ARTICLE 2 TRANSFER OF ASSETS.......................................................................   6

     2.1    Transfer of Assets.....................................................................   6
     2.2    Delivery of Transferred Assets.........................................................   6
     2.3    Bills of Sale..........................................................................   6
     2.4    Books and Records......................................................................   6
     2.5    Agreement to Perform Necessary Acts....................................................   6
     2.6    Power of Attorney......................................................................   7
     2.7    Transferred Agreements.................................................................   7
     2.8    No Assumption of Liabilities...........................................................   7

ARTICLE 3 PAYMENTS; EXPENSES.......................................................................   8

     3.1    Payments to Seller at Closing..........................................................   8
     3.2    Adjustment to Closing Acquisition Shares...............................................   8
     3.3    Earnout Payments.......................................................................   9
     3.4    Allocation of Purchase Price...........................................................  11
     3.5    Taxes..................................................................................  11
     3.6    Limitation on Shares Issuances.........................................................  12
     3.7    Fractional Shares......................................................................  13
     3.8    Expenses...............................................................................  13

ARTICLE 4 EMPLOYEE MATTERS.........................................................................  13

     4.1    Employment Arrangements................................................................  13
     4.2    Employee Liability Claims and Indemnification..........................................  13

ARTICLE 5 COVENANTS NOT TO COMPETE, NOT TO SOLICIT.................................................  14

     5.1    Non-Competition Obligation.............................................................  14
     5.2    Non-Solicitation Obligation............................................................  14
     5.3    Construction...........................................................................  14
     5.4    Reasonableness of Covenants............................................................  15
     5.5    Equitable Remedy.......................................................................  15
     5.6    Limitation.............................................................................  15

ARTICLE 6 CONFIDENTIAL INFORMATION.................................................................  15

     6.1    Confidential Information Exclusions....................................................  15
     6.2    Confidentiality Obligation.............................................................  15
     6.3    Confidentiality of Agreement and Public Announcements..................................  16
     6.4    Remedies...............................................................................  16
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                               TABLE OF CONTENTS
                                  (Continued)


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     6.5    Required Disclosure....................................................................  16
     6.6    Prior Confidential Disclosure Agreement................................................  17

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLER.................................................  17

     7.1    Authorization of Transaction...........................................................  17
     7.2    Noncontravention.......................................................................  17
     7.3    Corporate Action; Board Determination of Fair Value....................................  17
     7.4    Consents...............................................................................  17
     7.5    Restrictions on Transaction............................................................  18
     7.6    Title of Properties; Absence of Liens and Encumbrances;
            Condition..............................................................................  18
     7.7    Intellectual Property Rights...........................................................  18
     7.8    Brokers' and Finders' Fees.............................................................  21
     7.9    Complete Copies of Materials...........................................................  21
     7.10   No Liquidation, Insolvency, Winding-Up.................................................  21
     7.11   Legal and Other Compliance.............................................................  21
     7.12   Litigation.............................................................................  21
     7.13   Employee Matters and Benefit Plans.....................................................  22
     7.14   Further Employment Matters.............................................................  23
     7.15   INTENTIONALLY OMITTED..................................................................  24
     7.16   Tax Matters............................................................................  24
     7.17   Excluded Liabilities...................................................................  25
     7.18   Agreements, Contracts and Commitments..................................................  25
     7.19   Ownership of Seller....................................................................  26
     7.20   Claims.................................................................................  26
     7.21   No Agreement...........................................................................  26
     7.22   Investment Representations.............................................................  26
     7.23   Representations Complete...............................................................  28

ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................  28

     8.1    Organization of Purchaser..............................................................  28
     8.2    Authority for Agreement................................................................  28
     8.3    Shares Issued..........................................................................  28
     8.4    Adequate Resources.....................................................................  28
     8.5    Noncontravention.......................................................................  29
     8.6    SEC Documents; Purchaser Financial Statements..........................................  29
     8.7    No Material Adverse Change.............................................................  29
     8.8    Broker's and Finder's Fees.............................................................  29
     8.9    Number of Shares Outstanding...........................................................  29
     8.10   Consent................................................................................  30
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                               TABLE OF CONTENTS
                                  (Continued)

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ARTICLE 9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION..............................  30

     9.1    Survival of Representations and Warranties.............................................  30
     9.2    Indemnification of Purchaser...........................................................  30
     9.3    Indemnification and Other Claims.......................................................  30
     9.4    Objections to Claims...................................................................  30
     9.5    Resolution of Conflicts; Arbitration...................................................  31
     9.6    Reduction of Earnout Payments..........................................................  32
     9.7    Third-Party Claims.....................................................................  32
     9.8    Maximum Payments.......................................................................  32

ARTICLE 10 CONDUCT PRIOR TO THE CLOSING............................................................  33

     10.1   Conduct of Business....................................................................  33
     10.2   No Solicitation........................................................................  33
     10.3   Creditor Proceedings...................................................................  34
     10.4   Ariba Agreement........................................................................  34

ARTICLE 11 ADDITIONAL AGREEMENTS...................................................................  35

     11.1   Access to Information..................................................................  35
     11.2   Consents...............................................................................  35
     11.3   Reasonable Efforts.....................................................................  35
     11.4   Notification of Certain Matters........................................................  36
     11.5   Additional Documents and Further Assurances............................................  36
     11.6   Cisco Lease............................................................................  36
     11.7   Separately Sold Assets.................................................................  36

ARTICLE 12 CONDITIONS TO OBLIGATION TO CLOSE.......................................................  36

     12.1   Closing................................................................................  36
     12.2   Conditions to Obligations of Each Party to Effect the Acquisition......................  36
     12.3   Additional Conditions to Obligations of Seller.........................................  37
     12.4   Additional Conditions to Obligations of Purchaser......................................  37

ARTICLE 13 TERMINATION, AMENDMENT AND WAIVER.......................................................  40

     13.1   Termination............................................................................  40
     13.2   Effect of Termination..................................................................  40
     13.3   Extension; Waiver......................................................................  41

ARTICLE 14 GENERAL.................................................................................  41

     14.1   Currency...............................................................................  41
     14.2   No Agency..............................................................................  41
     14.3   Fees and Expenses......................................................................  41
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                               TABLE OF CONTENTS
                                  (Continued)

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     14.4   Notices................................................................................  41
     14.5   Governing Law..........................................................................  42
     14.6   Forum and Venue........................................................................  42
     14.7   Breaches and Remedies..................................................................  42
     14.8   Waiver.................................................................................  42
     14.9   Assignment.............................................................................  43
     14.10  Severability...........................................................................  43
     14.11  WAIVER OF JURY TRIAL...................................................................  43
     14.12  Entire Agreement.......................................................................  43
     14.13  Counterparts...........................................................................  43
     14.14  Amendments.............................................................................  43

                               TABLE OF CONTENTS
                                  (Continued)


                                List of Exhibits



                                                                            Page
                                                                            ----

Exhibit A  Disclosure Schedule

Exhibit B  Form of legal opinion of Venture Law Group, counsel to Seller

Exhibit C  Form of Registration Rights Agreement

Exhibit D  Form of Voting Agreement

Exhibit E  Form of Consent, Waiver and Release

Exhibit F  Form of legal opinion of Wilson Sonsini Goodrich & Rosati, counsel to Purchaser

Exhibit G  Form of Agreement for Release of Liens

Exhibit H  Form of Nonsolicitation Agreement

                               TABLE OF CONTENTS
                                  (Continued)

                               Index of Schedules


Schedule 1.1(j)      Designated Employees

Schedule 1.1(p)      Key Employees

Schedule 1.1(t)      Products

Schedule 1.1(y)      Tangible Assets

Schedule 1.1(aa)     Third Party Software

Schedule 1.1(bb)     Third Party Software Agreements

Schedule 1.1(dd)     Transferred Agreements

Schedule 7.7(r)      Form of Proprietary Rights and Confidentiality Agreement

Schedule 11.7        Separately Sold Assets

Schedule 12.4(g)     Consents Required Prior to Closing

                          ASSET ACQUISITION AGREEMENT

     This ASSET ACQUISITION AGREEMENT (this "Agreement") is entered into as of
                                             ---------
May 22, 2001 (the "Effective Date") by and between Evolve Software, Inc., a
                   --------------
Delaware corporation, and its affiliates ("Purchaser"), and Vivant! Corporation,
                                           ---------
a Delaware corporation ("Seller") (Purchaser and Seller, each, a "Party";
                         ------                                   -----
together, the "Parties").
               -------

                                    RECITALS

     WHEREAS, Purchaser wishes to acquire from Seller, and Seller wishes to sell to Purchaser, certain assets of Seller as further specified herein (the "Acquisition");

     WHEREAS, the Seller will receive substantial and reasonably equivalent consideration arising out of the transaction contemplated hereunder;

     WHEREAS, the Board of Directors of Seller (i) has determined that the Acquisition is consistent with and in furtherance of the long-term business strategy of Seller and fair to, and in the best interests of, Seller and its creditors and securityholders, (ii) has approved this Agreement, the Acquisition and the other transactions contemplated by this Agreement and (iii) has determined to recommend that securityholders of Seller vote to approve this Agreement and the transactions contemplated hereby.

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Purchaser's willingness to enter into this Agreement, holders of a majority of the outstanding shares of Preferred Stock and Common Stock of Seller shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit D (the "Voting Agreements").
                            ---------       -----------------

     WHEREAS, the Parties intend the Acquisition to be treated as a taxable transaction for tax purposes.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS


1.1  Capitalized Terms.  The following capitalized terms shall have the meanings
     -----------------
set forth below.


      (a)  "Affiliate" shall mean any entity which controls, is controlled by or
            ---------
is under common control with a Party, but only so long as such control exists. For purposes of this definition, "control" shall mean direct or indirect ownership of more than fifty percent (50%) of the shares of the respective entity entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority).

      (b)  "Benefits Liabilities" means, with respect to any Seller Employee
            --------------------
Plan (as defined in Section 7.13(a) hereof), any and all claims, debts,
                    ---------------
liabilities, commitment and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under law, rule, regulation, permits, action or proceeding before any court or regulatory agency or administrative agency, order or consent decree or any award of any arbitrator of any kind, and those arising under contract, commitment or undertaking.

      (c)  "Business" shall mean the operations and Products (including products
            --------
under development) of Seller relating to (i) Software associated with the contractor or consultant procurement and management, including, without limitation, the development, support, licensing, provisioning and hosting of such Software and (ii) maintaining online exchanges, procurement services or information resources relating to the foregoing functions.

      (d)  "Closing" shall have the meaning set forth in Section 12.1.
            -------                                      ------------

      (e)  "Closing Acquisition Shares" shall mean, subject to any adjustment
            --------------------------
pursuant to Section 3.2, a number of shares of Purchaser Common Stock equal to
            -----------
the fraction obtained by dividing (i) One Million Five Hundred Seventy Five Thousand dollars ($1,575,000) by (ii) the Fair Market Value as of the Closing Date.

      (f)  "Closing Date" shall have the meaning set forth in Section 12.1.
            ------------                                      ------------

      (g)  "Code" means the Internal Revenue Code of 1986, as amended.
            ----

      (h)  "Commission" shall mean the United States Securities and Exchange
            ----------
     Commission, or any successor thereto.

      (i)  "Confidential Information" shall mean any information: (i) disclosed
            ------------------------
by one Party (the "Disclosing Party") to the other (the "Receiving Party"),
                   ----------------                      ---------------
which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and such identification is reduced to a writing delivered to the Receiving Party within thirty (30) days of such disclosure; or (ii) which is otherwise deemed to be "Confidential" by the terms of this Agreement; provided, however, that notwithstanding the requirements of clause (i), all diligence materials provided to, or discussed with, Purchaser and its representatives by Seller shall constitute Confidential Information of Seller on or after the Closing Date to the extent that such materials are not part of, or necessary for the use or further development of, any of the Transferred Assets, or for the operation of the Business.

      (j)  "Designated Employees" shall mean the individuals listed on Schedule
            --------------------                                       --------
1.1(j).
------

      (k)  "Exclusive Period" shall mean the period beginning on the Closing
            ----------------
Date and ending at 5:00 p.m., Pacific time, on the last day of the twenty-fourth
(24th) month following the month in which the Closing occurs.

      (l)  "Final Adjustment Date" shall mean the earlier of (i) the date the
            ---------------------
first Registration Statement filed under the Securities Act pursuant to the Registration Rights Agreement is declared effective by the Commission, and (ii) the first anniversary of the Closing Date.

      (m)  "Fair Market Value", as of any given date, shall mean the average
            -----------------
closing sales price of the Purchaser Common Stock as reported by the Nasdaq Stock Market for the twenty consecutive trading days ending two trading days prior to the date in question.

      (n)  "Filing Date" shall mean the date of filing with the Commission under
            -----------
the Securities Act of the first Registration Statement to be filed pursuant to the Registration Rights Agreement.

      (o)  "Intellectual Property" shall mean any or all of the following and
            ---------------------
all statutory and/or common law rights throughout the world in, arising out of, or associated therewith, existing as of the Closing related to, or used in connection with, the Business: (i) all patents and applications therefor (if any) and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and technology; (iii) all works of authorship, copyrights, mask works, copyright and mask work registrations and applications;
(iv) all industrial designs and any registrations and applications therefor; (v) all trade names, trade name rights, logos, trademarks, trademark rights, service marks and service mark rights; trademark and service mark registrations and applications (but excluding any such rights for the name "Illuminate Corporation" or any derivations thereof); (vi) all databases and data collections (including knowledge databases, customer lists and customer databases); (vii) all rights in Software; (viii) rights to Uniform Resource Locators, Web site addresses and domain names (but excluding any such rights to the "illuminate.com" name); (ix) all know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, Software, files, databases, data compilations, works of authorship, processes, devices, prototypes, schematics, breadboards, netlists, mask works, test methodologies, and hardware development tools; (x) any similar, corresponding or equivalent rights to any of the foregoing, including but not limited to, the right to sue for past infringement, if any, in connection with any of the foregoing; (xi) any goodwill associated with any of the foregoing; and (xii) copies of all books, records, files and materials relating to the foregoing or otherwise necessary for the operation of the Business.

      (p)  "Key Employees" shall mean those Designated Employees listed on
            -------------
Schedule 1.1(p).
---------------

      (q)  "Liability" shall mean any liability or obligation (whether known or
            ---------
unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

      (r)  "Lien" shall mean any mortgage, pledge, lien, security interest,
            ----
charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

      (s)  "Person" shall mean an individual, partnership, corporation,
            ------
association, joint venture, trust, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

      (t)  "Products" means the products of the Seller described in Schedule
           --------                                                ---------
1.1(t).
------

      (u)  "Purchaser Common Stock" or "Common Stock" shall mean shares of
           ----------------------      ------------
Purchaser's Common Stock, par value $.001 per share.

      (v)  "Registered IP" shall mean all United States, international and
            -------------
foreign: (i) patents and patent applications (including provisional applications) or service marks; (ii) registered trademarks, applications to register trademarks, service marks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority; excluding, in each instance, any such rights for the name "Illuminate Corporation" or any derivation thereof or for "Illuminate.com".

      (w)  "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------
      (x)  "Software" shall mean any and all computer software and code,
            --------
including assemblers, applets, compilers, source code, object code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed. Software shall include source code listings and documentation.

      (y)  "Tangible Assets" shall mean the tangible assets of Seller listed on
            ---------------
Schedule 1.1(y).
---------------

      (z)  "Tax" or, collectively, "Taxes," shall mean (i) any and all federal,
            ---                     -----
state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

      (aa) "Third Party Software" shall mean that specific Software, listed in
            --------------------
Schedule 1.1(aa), licensed by the Seller from third parties for use in the
----------------
Products.

      (bb) "Third Party Software Agreements" shall mean all of the contracts,
            -------------------------------
listed on Schedule 1.1(bb), pursuant to which Seller acquired rights to the
        ----------------
applicable Third Party Software.

      (cc) "Transaction" shall mean the transaction contemplated by this
            -----------
Agreement.

      (dd) "Transferred Agreements" shall mean those agreements, listed on
            ----------------------
Schedule 1.1(dd), between Seller and any third party.
----------------

      (ee) "Transferred Assets" shall mean (i) the Intellectual Property; (ii)
            ------------------
the Tangible Assets; (iii) all rights of Seller under the Transferred Agreements; and (iv) all goodwill associated with the Business and the "Vivant" name.

1.2  Construction.
     ------------

      (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

      (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

      (c) As used in this Agreement, the words "include" and "including" and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Schedules," "Sections" and "Exhibits" are intended to refer to Schedules, Sections and Exhibits to this Agreement.

     (e) As used in this Agreement, references to Seller's "knowledge" refer to the knowledge of Cynthia B. Padnos, Seller's Chief Executive Officer, Jeff Bailey, Seller's Chief Financial Officer, and, with respect to Section 7.5, 7.7, and 7.12 of this Agreement, James Dai, Seller's Vice President of Engineering.

     (f) As used in this Agreement, references to Purchaser's "knowledge" refer to the knowledge of John Bantleman, Seller's Chief Executive Officer, Ken Bozzini, Seller's V.P., Finance, Nand Gangwani, Seller's Director, Mergers and Acquisition, and Christopher Boas, Seller's General Counsel. No knowledge of any aspect of Seller's business or affairs, or of any agreement, instrument, judgment, order, law, regulation or other obligation or restriction to which Seller or any of its assets may be subject, shall be attributed to Purchaser as a result of the due diligence review undertaken by Purchaser and its advisers in connection with this Agreement and the transactions contemplated hereby irrespective of any documents or other materials that Purchaser or its advisers may have received or reviewed in connection therewith.

      (g) The headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

                                   ARTICLE 2
                               TRANSFER OF ASSETS

2.1  Transfer of Assets.  Effective as of the Closing, Seller shall irrevocably
     ------------------
sell, convey, transfer, and assign to Purchaser all rights, title and interest in and to the Transferred Assets, free and clear of all Liens.

2.2  Delivery of Transferred Assets.
     ------------------------------

      (a) On the Closing, Seller shall, in the manner and form, and to the locations, reasonably specified by Purchaser, deliver to Purchaser all of the Transferred Assets (subject to Section 2.7 hereof with respect to the Transferred Agreements) or in the case of the Intellectual Property or other intangible assets, such instruments as are necessary or desirable to document and to transfer title to such assets from Seller to Purchaser.

      (b) To the extent that Purchaser cannot be granted possession by Seller in respect of certain assets as of the Closing, those assets shall be held by Seller for and on behalf of Purchaser until such time as Purchaser is granted possession thereof.

2.3  Bills of Sale.  At Closing, Seller shall deliver to Purchaser, bills of
     -------------
sale and other transfer documents, including those required under Section 2.2(a), in the form as required under applicable law, or reasonably required by Purchaser, duly executed by Seller and evidencing the sale and transfer of the Transferred Assets to Purchaser.

2.4  Books and Records.  After the Closing, Seller will give Purchaser
     -----------------
reasonable access, during normal business hours, to all books, records and files requested by Purchaser that are reasonably necessary in order for Purchaser to respond to any third party or governmental inquiries, investigations, claims or audits related to the Transferred Assets or otherwise.

2.5  Agreement to Perform Necessary Acts.  Seller shall take all additional
     -----------------------------------
actions as may be reasonably necessary, proper or advisable to put Purchaser in ownership, possession, and operating control of the Transferred Assets including execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis and such other instruments of sale, transfer, conveyance, and assignment as Purchaser or its counsel may reasonably request, provided that Purchaser shall pay any costs associated therewith incurred after the Closing (the "Transfer Expenses").
                                                      -----------------
Without limiting the foregoing, to the extent that any Software or other material copyrighted works constitutes a Transferred Asset, at Purchaser's written request after the

Closing, Seller shall register the copyright in such work with the United States Copyright Office and record the transfer of ownership of such copyrighted work to Purchaser.

2.6  Power of Attorney.  Effective upon the Closing, Seller hereby grants
     -----------------
Purchaser the irrevocable power of attorney to represent Seller, where such representation is legally permissible, without restrictions towards legal entities and natural persons, public authorities and courts, to do, sign under hand (or, as required, under personal seal), deliver, receive and perform all and any acts, matters, statements and things which may be necessary to effectuate the intent of Section 2.5 and Section 11.5, put the Purchaser in
                         -----------     ------------
ownership, possession, and operating control of the Transferred Assets, including execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis and such other instruments of sale, transfer, conveyance, and assignment as may be required for this purpose. Under this power of attorney, Purchaser is entitled to enter into transactions on behalf of Seller with itself in its own name or in its capacity as attorney-in-fact of a third party and, therefore, Purchaser is released from any prohibition or restriction of self dealing which may exist under any applicable law. Purchaser shall be entitled to delegate the rights granted to it by this power-of-attorney and to grant dispensation from any legal prohibition or restriction of self dealing which may exist. The foregoing power of attorney is coupled with an interest and as of the Closing shall be irrevocable.

2.7  Transferred Agreements.
     ----------------------

     (a) On or prior to the Closing, Seller shall assign to Purchaser all of its rights pursuant to the Transferred Agreements.

     (b) In the event that any consideration is owed, or claimed to be owed, to any third party pursuant to a Transferred Agreement, which consideration has accrued as of the Closing or otherwise is associated with events occurring prior to the Closing, Seller shall be responsible for payment or settlement of all such consideration owed to such third party. Without limiting the foregoing, Seller shall indemnify, defend and hold Purchaser harmless from any and all claims, losses, liabilities, damages, deficiencies, costs and expenses (including attorneys' fees and expenses and expenses of investigation and defense) incurred or suffered by Purchaser or its officers and directors, directly or indirectly, in connection with any claims by any third party in connection with Seller's performance pursuant to the Transferred Agreements or any payments due, or that become due, under such Transferred Agreements with respect to periods, or events occurring, prior to the Closing. Such indemnification shall survive until the expiration of any applicable statute of limitations governing such agreements, shall be in addition to any other indemnification obligations of Seller hereunder, and shall not be subject to the provisions of Article 9.
              ---------

2.8  No Assumption of Liabilities.  Nothing set forth herein shall constitute
     ----------------------------
the transfer to, or the assumption by, Purchaser of any liability, duty or obligation of Seller (except for such obligations under the Transferred Agreements with respect to periods, or events occurring, subsequent to the Closing, which shall be assumed by Purchaser effective as of the Closing), and any and all other Liabilities of Seller of any kind (the "Excluded Liabilities")
                                                          --------------------
shall remain solely the responsibility of Seller. Without limiting the foregoing, Excluded Liabilities shall include all Taxes imposed upon

Seller and each of its subsidiaries for any period and all Taxes attributable to the Transferred Assets for any taxable period or portion thereof ending on or prior to the Closing.

                                   ARTICLE 3
                               PAYMENTS; EXPENSES

3.1  Payments to Seller at Closing.  Purchaser shall issue and pay to Seller at
     -----------------------------
the Closing (i) the Closing Acquisition Shares and (ii) Two Hundred Fifty Thousand Dollars ($250,000) in cash (the "Cash Purchase Price", Purchaser shall
                                          -------------------
deliver to the Seller one or more stock certificates representing the Acquisition Shares at the Closing. The Cash Purchase Price shall be paid in cash to Seller by wire transfer to a bank account of Seller upon such wire instructions delivered by Seller to Purchaser in writing at least three (3) business days prior to the Closing Date.

3.2  Adjustment to Closing Acquisition Shares.  The number of Closing
     ----------------------------------------
Acquisition Shares issued at the Closing shall be subject to adjustment as follows:

      (a) In the event that the Fair Market Value of the Closing Acquisition Shares as of the Filing Date or the Final Adjustment Date would otherwise be greater than $1,811,250, then the number of Closing Acquisition Shares shall be adjusted (by cancellation of an appropriate number of the Closing Acquisition Shares issued at the Closing) such that the Fair Market Value of such shares as of the Filing Date or the Final Adjustment Date, as the case may be, equals $1,575,000; and

      (b) In the event that the Fair Market Value of the Closing Acquisition Shares as of the Filing Date or the Final Adjustment Date would otherwise be less than $1,338,750, then the number of Closing Acquisition Shares shall be adjusted (by issuance of an appropriate number of the additional Closing Acquisition Shares) such that the Fair Market Value of such shares as of the Filing Date or the Final Adjustment Date, as the case may be, equals $1,575,000.

     For avoidance of doubt, in the event an adjustment is made with respect to the Filing Date, a further adjustment shall be made with respect to the Final Adjustment Date if required pursuant to paragraph (a) or (b) above.

     In the event of any increase in the number of Closing Acquisition Shares pursuant to paragraph 3.2(a) above, the Purchaser shall promptly (and in any event within ten (10) business days) cause to be issued and delivered to the Seller a stock certificate representing the incremental number of Closing Acquisition Shares. In the event of any reduction in the number of Closing Acquisition Shares pursuant to paragraph 3.2(a) above, the Seller shall promptly (and in any event within ten (10) business days) cause to be returned to the Purchaser the stock certificate(s) representing the number of Closing Acquisition Shares to be cancelled, and Purchaser shall promptly (and in any event within ten (10) business days after receipt of such stock certificates) cause to be issued and delivered to the Seller a stock certificate representing the balance of the Closing Acquisition Shares not so cancelled. Until the Final Adjustment Date, Seller will not cause or permit any of Closing Acquisition Shares to be sold, transferred, distributed, pledged or otherwise encumbered without the prior written consent of Purchaser, and the Seller may place such legends on the stock certificates representing such shares and place such stop transfer restrictions in effect as necessary to ensure the foregoing.

3.3  Earnout Payments.
     ----------------

      (a)  Definitions.
           -----------

             (i)  "Earnout Payment Date" means the earlier of (A) the eighteen-
                   --------------------
month anniversary of the date of execution of the first binding customer sales or licensing agreement which provides for Eligible Sales Receipts, and (B) the second anniversary of the Closing Date.

             (ii) "Eligible Sales Receipts" shall mean actual cash receipts by
                   -----------------------
Purchaser, as reflected on the Final Statement from sales or licenses of the Products (including any future versions or releases of the Products) to any customers of Purchaser commencing on the Closing Date though the Earnout Payment Date; provided, however, that Eligible Sales Receipts shall not include cash receipts for services performed or provided by Purchaser to install, support or maintain the Products, and provided further, that only 75% of cash receipts by
                           ----------------
Purchaser from sales or licenses of remotely hosted (ASP) Products shall be considered Eligible Sales Receipts.

             (iii)  "Earnout Payment Shares" shall mean the Fixed Earnout
                     ----------------------
Payment Shares and the Variable Earnout Payment Shares.

             (iv) "Fixed Earnout Payment Shares" shall mean a number of shares
                   ----------------------------
of Common Stock equal to the fraction obtained by dividing (A) Five Hundred Twenty Five Thousand Dollars ($525,000) by (b) the Fair Market Value as of the Closing Date; provided however that if the Fair Market Value of the Fixed
              -------- -------
Earnout Payment Shares as of the twelve month anniversary of the Closing Date (or, if later, the date on which such shares first become eligible for sale to the public pursuant to a registration statement filed under the Securities Act or pursuant to Rule 144 or Rule 145 under the Securities Act) would otherwise be greater than $603,750, then the number of Fixed Earnout Payment Shares shall be adjusted such that the Fair Market Value of such Shares as of such date equals $603,750; provided further that if the Fair Market Value of the Fixed Earnout
          -------- -------
Payment Shares as of the foregoing date would otherwise be less than $525,000, then the number of Fixed Earnout Payment Shares shall be adjusted such that the Fair Market Value of such Shares as of such date equals $525,000. If such adjustment occurs, the date on which it occurs shall be defined as the "Fixed
                                                                        -----
Earnout Payment Adjustment Date."
-------------------------------

             (v)  "Royalties" means any royalties or fees related to
                   ---------
sublicensing of the Transferred Agreements associated with Eligible Sales Receipts payable to a third party pursuant to any agreement or instrument executed by Seller prior to the Closing (or any extension or amendment thereto, other than any extension or amendment that changes the amount of such royalties or fees due), including without limitation the Transferred Agreements, excluding any upfront license fees and excluding any fees due under any agreement disclosed on the Disclosure Schedule (other than the Bluestone Agreement and the Skillview Agreement, as such terms are defined in the Disclosure Schedule).

          (vi) "Variable Earnout Payment Shares" shall mean a number of shares
                -------------------------------
of Common Stock equal to the fraction obtained by dividing (A) the difference between (I) 50% of the amount of Eligible Sales Receipts and (II) any Royalties associated with such Eligible Sales Receipts, by (b) the Fair Market Value per share as of the date of issuance of the Variable Earnout Payment Shares.

     (b) Fixed Earnout Payment. Subject to any reduction pursuant to the indemnity obligations set forth in Section 9.2, as soon as practicable after the
                                   -----------
twelve-month anniversary of the Closing Date and in any event within 10 business days, the Purchaser shall issue and deliver the Fixed Earnout Payment Shares to the Seller.

     (c) Variable Earnout Payment. Not later than thirty (30) calendar days following the Earnout Payment Date, Purchaser shall deliver to the Seller a statement of the Eligible Sales Receipts and the method of computation thereof (the "Sales Statement"). If, within twenty (20) calendar days following receipt
      ---------------
by the Seller of the Sales Statement, the Seller determines in good faith that the amount of the Eligible Sales Receipts as so computed on the Sales Statement is inaccurate, Seller shall give notice to Purchaser within such 20-day period,
(i) setting forth the Seller's determination of the Eligible Sales Receipts and
(ii) specifying in reasonable detail the Seller's basis for its disagreement with Purchaser's calculation. At such time, Seller shall have the right, exercisable by written notice of not less than five business days, to appoint a representative to examine such books records and accounts of Purchaser relating to sales of the Products as reasonably necessary to verify the Eligible Sales Receipts reflected on the Sales Statement. Any such review shall be conducted during normal business hours, and shall be subject to such representative being bound by a nondisclosure agreement in customary form. In the event that Seller elects to undertake such a review, the aforementioned 20-day period for responding to the Sales Statement shall be extended by an additional 15 days. The failure by Seller so to express any disagreement within such 20-day period or 15-day extension thereof shall constitute acceptance of the amount of the Eligible Sales Receipts so computed on the Sales Statement and the Sales Statement shall become the "Final Statement." If Purchaser and Seller are unable to resolve their disagreement within fifteen (15) calendar days after receipt by Purchaser of notice of such disagreement, the items in dispute will be referred to an accounting firm mutually acceptable to Purchaser and Seller (the "Accountant") within such 15-day period. The Accountant shall make a
 -----------
determination as to each of the items in dispute, which determination shall be
(i) in writing, (ii) furnished to Purchaser and Seller as promptly as practicable after the items in dispute have been referred to Accountant, and
(iii) conclusive and binding on Purchaser and Seller. The fees and expenses of the Accountant (the "Accounting Fees") shall be for the account of the
                     ---------------
Non-Prevailing Party.  The "Non-Prevailing Party" means (i) in the event that
                            --------------------
the Eligible Sales Receipts reflected on the Sales Statement are no less than 85% of the Eligible Sales Receipts reflected on the Final Statement as determined by the Accountant, Seller, or (ii) otherwise, Purchaser. In the event Seller is obligated to pay such Accounting Fees, they shall be paid solely through a reduction in the Variable Earnout Payment Shares issuable to Seller. The Sales Statement as finally determined by the Accountant shall become the "Final Statement." Subject to any reduction pursuant to the indemnity
 ---------------
obligations set forth in Section 9.2, no later than ten (10) business days after
                         -----------
the Sales Statement
becomes the Final Statement, Purchaser shall issue and deliver the Variable Earnout Payment Shares to the Seller.

     (d) Conduct of Business. Except as stated in this paragraph, nothing in this Agreement shall affect Purchaser's ability to operate its business or the Business in such manner as Purchaser deems advisable. Without limiting the foregoing, except as stated in this paragraph, nothing in this Agreement shall preclude Purchaser from operating its business or the Business in such a manner as to maximize Purchaser's sales margins or operating profits. However, until the Earnout Payment Date Purchaser shall (i) continue to sell and price the Products as separate products or modules so as to facilitate computation of Eligible Sales Receipts and shall offer discounts on such Products to customers only to the extent other Purchaser products or modules are discounted to the same customers and (ii) continue to maintain list prices for the Products which are not unreasonably low (it being understood and agreed that in the event of any claim brought by Seller or its assignees relating to the pricing of the Products by Purchaser, Seller or its assignees shall bear the burden of proving by clear and convincing evidence that Purchaser's pricing for the Products was unreasonable). In addition, until the Earnout Payment Date, Purchaser agrees not to structure the sales commission plans which govern the commissions paid to Purchaser's sales personnel in such a way that the sales commission rate paid for sale of the Products will be less than the median sales commission rate paid for the sale of all other modules of the Purchaser's products which are sold on a similar delivery basis (i.e. self-hosted or application service provider basis).

3.4 Allocation of Purchase Price. Purchaser and Seller shall mutually agree prior to Closing on the manner in which the Purchase Price is to be allocated among the Transferred Assets (the "Allocation") in accordance with Section 1060
                                   ----------
of the Code and the regulations promulgated thereunder, provided, however, that the value allocated to the Tangible Assets shall be no more than $5,000.00. The Allocation shall be conclusive and binding upon Purchaser and Seller for all purposes, and the Parties agree that all returns and reports (including IRS Form
8594) and all financial statements shall be prepared in a manner consistent with (and the Parties shall not otherwise take a tax position inconsistent with) the Allocation unless required by the IRS or any other applicable taxing authority.

3.5  Taxes.
     -----

     (a) Seller shall be solely responsible for the payment of, and shall pay when due, any Taxes whenever assessed or imposed attributable to the sale of the Transferred Assets or the other transactions contemplated by this Agreement

     (b) The parties agree to cooperate to the extent commercially reasonable and legally permitted to minimize any transfer taxes. Purchaser agrees to accept delivery of the Software (and such other Intellectual Property as may be mutually identified and agreed by the parties in advance of the Closing) (collectively with the Software, the "Remote Transferred Assets") through
                                      -------------------------
remote telecommunication. Any Remote Transferred Assets shall be transmitted to Purchaser, and shall have been installed and tested with the assistance of Seller's staff and to the reasonable satisfaction of Purchaser, prior to the Closing; provided that such Remote Transferred Assets shall be returned within two business days after any termination of this Agreement prior to the Closing. Purchaser agrees that it will not take title or possession within the State of California of any tangible manifestations of the Software. After the transfer of the Remote Transferred Assets, Seller shall deliver to Purchaser any tangible manifestations of the Software terms FOB Seller, at a location to be specified in the State of Oregon, with title and risk of loss to pass at such location. Purchaser agrees not to transfer such property into California for a period of three months following the Closing, provided that Purchaser may make copies of such property and transfer such copies into California. In connection with each of these transfers, the parties agree to cooperate in segregating any Intellectual Property associated with any tangible Transferred Assets from such tangible Transferred Assets prior to the transfer at Closing and to cause such tangible Transferred Assets to be transferred to Purchaser outside the State of California.

     (c) The Parties acknowledge that Purchaser will incorporate software transferred by Seller to Purchaser under this Agreement into Purchaser's own products for sale and distribution to third parties.

     (d) Seller shall file or cause to be filed when due all tax returns relating to the Business or the Assets required to be filed for taxable years or periods ending on or prior to the Closing Date, in a manner consistent with past practice. Purchaser shall file or cause to be filed when due all tax returns relating to the Business or the Assets required to be filed for taxable years or periods ending after the Closing Date. All of such tax returns that will be filed will be accurate and complete when filed.

     (e) Subject to Section 3.5(b), Seller shall be liable for all Taxes relating to the Business or the Assets which arise, are assessed or become payable or due on or prior to the Closing Date ("Pre-Closing Taxes"), and
                                                 -----------------
Purchaser shall be liable for all Taxes relating to the Business or the Assets which arise, are assessed or become payable or due during the period commencing on the day after the Closing Date ("Post-Closing Taxes"). Taxes shall be
                                    ------------------
allocated between Pre-Closing Taxes and Post-Closing Taxes on a "closing of the books" basis, assuming that the books were closed at the close of business on the Closing Date, provided that Taxes (or Tax exemptions, allowances or deductions) that are calculated on an annual or other periodic basis shall be apportioned between Pre-Closing Taxes and Post-Closing Taxes on a ratable daily basis. Each of Purchaser and Seller shall promptly reimburse the other upon receiving written notice that the other has paid Taxes for which it is liable. Each of Purchaser and Seller shall promptly remit to the other any Tax refund received in respect of Taxes for which the other is liable. Taxes for which Seller is liable under this Section 3.5 shall be treated as Excluded Liabilities.

     (f) The Parties agree to treat the transfer of assets under this Agreement as a taxable transaction for income tax purposes.

3.6  Limitation on Shares Issuances.  Notwithstanding anything in this Agreement
     ------------------------------
to the contrary, in no event shall the aggregate number of shares of Common Stock issued pursuant to this Agreement or pursuant to the transactions contemplated hereby exceed 7,661,097 shares (as adjusted for stock splits, stock dividends and the like) (the "Share Cap"). If the number of Closing
                              ----- ---
Acquisition Shares would otherwise exceed the Share Cap, then the number of Closing Acquisition Shares shall be adjusted to equal the Share Cap, and no Earnout Payment shall be due hereunder. If the contingency described in the preceding sentence does not arise, but the sum of the Fixed Earnout Payment Shares and the Closing Acquisition Shares would otherwise exceed the Share Cap, then the number of Fixed Earnout Payment Shares shall be adjusted such that such sum equals the Share Cap, and no Variable Earnout Payment Shares shall be due hereunder. If the contingencies described in the prior two sentences do not arise, but the sum of the Earnout Payment Shares and the Closing Acquisition Shares would otherwise exceed the Share Cap, then the number of Variable Earnout Payment Shares shall be adjusted such that such sum equals the Share Cap.

3.7  Fractional Shares.  No fractional Closing Acquisition Shares or Earnout
     -----------------
Payment Shares will be issued. The value of any such fractional shares will be paid in cash based on the Fair Market Value of such fractional shares as of the date such fractional shares would otherwise have been issuable.

3.8  Expenses.  Following the Closing (and in no event later than July 15,
     --------
2001), Purchaser will pay the fees and expenses of Seller's financial advisor and various legal counsel in connection with this Agreement and the transactions contemplated hereby, up to a combined maximum of $250,000, upon presentment of reasonably acceptable invoices therefor. To the extent such fees and expenses are less than a combined maximum of $250,000, Purchaser shall pay Seller the balance provided that such balance shall be used to satisfy Seller's obligations to other creditors. If so requested, Evolve will issue to such financial advisor and legal counsel promissory notes in customary form for the foregoing payment obligations at the Closing (the "Promissory Notes"). Except as provided herein,
                                 ----------------
each Party shall be solely responsible for its own costs and expenses
(including those of its employees and attorneys' fees) incurred in negotiating and consummating the transactions contemplated hereby.

                                   Article 4
                               EMPLOYEE MATTERS

4.1  Employment Arrangements.
     -----------------------

     (a) Prior to the Closing, each of Purchaser and Seller shall use reasonable efforts to cause all Key Employees and such other Designated Employees as choose to accept Purchaser's offer of employment and to enter into an offer letter in substantially the form provided to such Designated Employees prior to the date hereof (collectively, the "Offer Letters"); provided however, Purchaser's participation in the foregoing shall in no way limit or modify the condition set forth in Section 12(e) hereof.

     (b) Upon hire by Purchaser, Seller shall release each Designated Employee from any non-competition restrictions under any agreement with Seller. Following the Closing, Seller will waive any additional restrictions applicable to Designated Employees that could restrict their ability to perform their obligations to Evolve.

4.2  Employee Liability Claims and Indemnification.
     ---------------------------------------------

     (a) All costs and disbursements incurred in connection with the termination of employment by Seller of a Seller employee (including the Designated Employees) shall be borne by Seller. As of the Closing, Seller shall have paid or, using consideration received at Closing, shall pay to all Seller employees all wages and other amounts due to such employees through such date.

     (b) If any Seller employees (including the Designated Employees) seek to hold Purchaser liable based on their employment by Seller, or the actual or constructive transfer of any obligations of Seller to Purchaser, or any grant of options or other equity interests by Seller, all claims, losses, Liabilities, deficiencies, expenses and costs which may result therefrom shall be deemed Excluded Liabilities.

                                   Article 5
                   COVENANTS NOT TO COMPETE, NOT TO SOLICIT

5.1  Non-Competition Obligation.  During the Exclusive Period, Seller (and its
     --------------------------
successors and assigns) shall not directly or indirectly, without the prior written consent of Purchaser:

     (a) engage anywhere in the world, including the United States, Europe or Asia (the "Geographic Scope") in any capacity in,
           ----------------

     (b) have any ownership interest in (except for passive ownership of five percent (5%) or less of an entity whose securities are publicly traded), or

     (c) participate in the financing, operation, management or control, or assist in or support the development, of, any firm, partnership, corporation entity or business that engages or participates in, a business substantially similar to or competitive with the Business, including any business or entity or activity, involved in the development, making, using, distributing, licensing or selling of consultant and contractor procurement or management Software, or license any Intellectual Property to any third party for use in such Software.

5.2  Non-Solicitation Obligation.  During the Exclusive Period, Seller (and its
     ---------------------------
successors and assigns) shall not, directly or indirectly, solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging any former employee of the Seller (including the Designated Employees) to terminate his or her employment with Purchaser (or its consolidated subsidiaries).

5.3  Construction.  The covenants contained in Section 5.1 shall be construed
     ------------                              -----------
as a series of separate covenants, one for each county, city, state and country of the Geographic Scope. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in
Section 5.1 If, in any judicial proceeding, a court refuses to enforce any of
-----------
such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Article 5 are deemed to exceed the
                                         ---------
time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

5.4  Reasonableness of Covenants.  Seller acknowledges that (i) the goodwill
     ---------------------------
associated with the Business and customer relationships prior to the Acquisition is an integral component of the value of the Business, including the Transferred Assets, to Purchaser and is reflected in the Purchase Price for the Acquisition to be received by Seller, (ii) Seller's agreements as set forth herein are necessary to preserve the value of the acquired Business including their goodwill and customer relationships, for Purchaser following the Acquisition,
(iii) the employment by Purchaser of the Designated Employees is an integral component of the value of Transaction to Purchaser and is reflective in the Purchase Price to be received by Seller, and (iv) Seller's covenants as set forth in Section 5.1 and Section 5.2 are necessary to preserve the value of the
         -----------     -----------
Transaction for Purchaser following the Closing. Seller also acknowledges that the limitations set forth in Section 5.2 are reasonable because, among other
                             -----------
things, (i) Seller and Purchaser are engaged in a highly competitive industry,
(ii) the Designated Employees have unique knowledge and understanding of the trade secrets and know-how related to the Transferred Assets and (iii) Seller is receiving significant consideration in connection with this Transaction.

5.5  Equitable Remedy.  Seller agrees that it may be impossible or inadequate to
     ----------------
fully measure and calculate Purchaser's damages from any breach of the covenants set forth in Section 5.1 and Section 5.2. Accordingly, Seller agrees that if
             -----------     -----------
Seller breaches or threatens to breach any provision of Section 5.1 or
                                                        -----------
Section 5.2, Purchaser shall be entitled to, in addition to any other right or
-----------
remedy otherwise available, an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of such provision of this Agreement. Seller agrees that no bond or other security shall be required of Purchaser in obtaining such equitable relief, nor will proof of irreparable harm be required for such equitable relief. Seller hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

5.6  Limitation.  The covenants set forth in Section 5.1 and 5.2 above shall not
     ----------
be construed to be binding upon any employee or officer of Seller, or any other individual, acting on his own behalf and in his individual capacity, or on behalf of any entity other than Seller.

                                   ARTICLE 6
                           CONFIDENTIAL INFORMATION

6.1  Confidential Information Exclusions.  Notwithstanding the provisions of
     -----------------------------------
Section 1.1(i), Confidential Information shall exclude information that the
--------------
Receiving Party can demonstrate: (i) was independently developed by the Receiving Party, without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) that had a right to disclose it without breach of this Agreement or any other agreement; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or
(iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

6.2  Confidentiality Obligation.
     --------------------------

     (a) The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

     (b)  Notwithstanding the foregoing Section 6.2(a) or Section 1.1(i):  any
                                        --------------    --------------
trade secrets or confidential information included in the Transferred Assets shall be deemed "Confidential Information" regardless of whether the materials containing or constituting such information are marked as such and such information or any other Seller Confidential Information constituting or included with the Transferred Assets shall, following the Closing, be deemed the Confidential Information of Purchaser.

6.3  Confidentiality of Agreement and Public Announcements.  Seller agrees that
     -----------------------------------------------------
the terms and conditions, including the existence, of this Agreement shall be treated as Purchaser's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto may be made in any form of public or commercial announcement or advertising without the prior written consent of Purchaser; provided, however, that Seller may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in general terms to creditors of Seller in connection with settlement discussions, provided that the identity of Purchaser is not disclosed prior to Purchaser's public announcement of execution of this Agreement which will occur no later than May 23, 2001; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like. Seller shall not issue any statement or communication to any third party (other than its agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of Purchaser, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Seller's obligation to comply with applicable securities laws (and in such event Seller shall use reasonable efforts to provide Purchaser with a copy of any such statement or communication in advance of such issuance).

6.4  Remedies.  Unauthorized use by a Party of the other Party's Confidential
     --------
Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

6.5  Required Disclosure.  In the event the Receiving Party must disclose the
     -------------------
Disclosing Party's Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body, the Receiving Party shall provide prompt notice thereof to the Disclosing Party to allow the Disclosing Party at its sole cost to obtain a protective order, and the Receiving

Party shall also use its reasonable efforts to obtain a protective order, assist Disclosing Party in obtaining a protective order or otherwise prevent public disclosure of such information.

6.6  Prior Confidential Disclosure Agreement.  Each Party hereby agrees that the
     ---------------------------------------
information obtained in connection with the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Nondisclosure Agreement effective as of April 2001, between Seller and Purchaser.

                                   Article 7
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser, subject to such exceptions as are specifically set forth in the disclosure schedule (referencing the appropriate Section and paragraph numbers) attached hereto as Exhibit A (the
                                                              ---------
"Disclosure Schedule") as follows:
--------------------

7.1  Authorization of Transaction.  Seller has all requisite power and authority
     ----------------------------
to enter into this Agreement and any related agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller's Board of Directors, and other than approval of this Agreement and the transactions contemplated hereby by the stockholders of Seller, no further actions will be required on the part of Seller or any of its securityholders or creditors to authorize the Agreement, any related agreements to which Seller is a party and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

7.2  Noncontravention.  The execution and delivery of this Agreement by Seller
     ----------------
does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any
                                                            --------
provision of the charter documents or bylaws (or like document) of Seller, (ii) any material mortgage, lease, indenture, contract or other agreement or instrument, permit, concession, franchise or license to which the Seller is a party or any of its properties or assets are subject, (iii) any judgment, order or decree, or (iv) any material statute, law, ordinance, rule or regulation applicable to Seller or its properties or assets.

7.3  Corporate Action; Board Determination of Fair Value.  Seller has taken all
     ---------------------------------------------------
corporate action, including but not limited to approval by its Board of Directors of this Agreement and the transactions contemplated hereby, necessary to consummate the transactions contemplated hereby, and all such corporate action will be valid and in effect as of the Closing. The Board of Directors has concluded, and Seller represents, that the aggregate consideration to be paid by Purchaser hereunder represents fair and reasonably equivalent value for the Transferred Assets.

7.4  Consents.  No consent, waiver, approval, order or authorization of, or
     --------
registration, declaration or filing ("Consent") with, any court, administrative
                                      -------
agency or commission or other federal, state,
county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger
                -------------------
any Conflict) is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

7.5  Restrictions on Transaction.  There is no agreement (not to compete or
     ---------------------------
otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or otherwise binding upon Seller which has or would have the effect of prohibiting the Transaction or impairing the Transferred Assets in any material respect. Seller has not entered into any agreement which places any restrictions upon Seller with respect to Seller selling, licensing or otherwise distributing any of its technology or products.

7.6  Title of Properties; Absence of Liens and Encumbrances; Condition.
     -----------------------------------------------------------------
Seller has good and valid title to all of the Transferred Assets, and the power to sell the Transferred Assets free and clear of any Liens.

7.7  Intellectual Property Rights.
     ----------------------------

     (a)  Section 7.7(a) of the Disclosure Schedule contains a complete and
          --------------
accurate list of all Intellectual Property that is Registered IP. All such Registered IP is currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use), is valid and enforceable, and is not subject to any unpaid maintenance fees or taxes or actions falling due within ninety days after the Closing. There are no proceedings or actions known to Seller before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any such Registered IP. Seller has not claimed any status in the application for or registration of any Registered IP, including "small business status," that would, to the knowledge of Seller, not be applicable to Purchaser.

     (b) Each item of Intellectual Property is free and clear of any Liens. Seller owns exclusively, and has good title to all works of authorship and all associated copyrights that are used or embodied in, the Intellectual Property.

     (c) To the extent that any Intellectual Property has been developed by any Person other than Seller for the benefit of Seller or for which Seller has, directly or indirectly, paid or provided consideration, Seller has a written agreement with such Person with respect thereto and Seller thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment to the maximum extent permitted under applicable law.

     (d) To the extent that any item of Intellectual Property was originally owned or created by or for any third party, including any predecessor of Seller:
(i) Seller has a written agreement with such third party or parties with respect thereto, pursuant to which Seller (X) has obtained ownership and is the exclusive owner of, all such Intellectual Property by valid assignment or otherwise, or (Y) has the right to grant to Purchaser the rights and licenses hereunder; (ii) the transfers and licenses from Seller to Purchaser hereunder do not violate such agreements; (iii) such third parties have not retained and do not have any rights or licenses with respect to the Intellectual Property ; and (iv) to the knowledge of Seller, no basis exists for such third party to challenge or object to this Agreement.

     (e) Seller has the full and unencumbered right to assign and transfer to Purchaser all of Seller's rights in and under the Transferred Agreements, including any rights to the Third Party Software, without incurring, or causing Purchaser to incur, any obligation to any third party, including any royalty obligations. True and complete copies of the Transferred Agreements have been delivered to Purchaser.

     (f) Seller has not transferred ownership of, or granted any license of or right to use, or authorized the retention of any rights to use, any item of Intellectual Property.

     (g) The Intellectual Property constitutes all of the intellectual property of Seller related to, used in, or necessary to, the current operation of the Business.

     (h) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of the Intellectual Property. To the knowledge of Seller, no current or former employee, consultant or independent contractor of Seller, who was involved in, or who contributed to, the creation or development of any Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller.

     (i) Seller has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party Software currently used by Seller that are material to the Business, or that are required to create, modify, compile, operate or support any Software that is Intellectual Property. Without limiting the foregoing, no open source or public library Software, including any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software that is or was Intellectual Property.

     (j) Other than "shrink-wrap" and similar widely available commercial end-user licenses, there are no contracts, licenses or agreements to which Seller is a party with respect to any Intellectual Property.

     (k) The Transferred Assets did not, do not, and if used to provide the products and services currently offered by Seller would not currently, (i) infringe or misappropriate the intellectual property of any Person, (ii) violate the rights of any Person (including rights to privacy or publicity), or (iii) constitute unfair competition or trade practices under the laws of any jurisdiction, and Seller has not received notice from any Person claiming that the Transferred Assets infringe or misappropriate the intellectual property of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have knowledge of any basis therefor).

     (l) No licenses or other consents are required from any third party to permit Purchaser to fully exploit the Transferred Assets and exercise all rights with respect to the Intellectual Property

(subject in the case of the Transferred Agreements to the fact that any exercise of rights thereunder is subject to the terms and conditions of such Transferred Agreements).

     (m) There are no contracts, licenses or agreements between Seller and any other Person with respect to the Transferred Assets, including the Intellectual Property, under which there is any dispute or to Seller's knowledge any threatened dispute (or, to the Seller's knowledge, any facts that may reasonably lead to a dispute) regarding the scope of such agreement or performance under such agreement.

     (n) To the knowledge of Seller, no Person is infringing or misappropriating the Intellectual Property.

     (o) Seller has taken reasonable steps that are required to protect Seller's rights in confidential information and trade secrets of Seller associated with or related to the Transferred Assets.

     (p) No Intellectual Property or product, technology or service of Seller is subject to any order, decree, action or proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or license of any such Intellectual Property or product, technology or service, or that may restrict the validity, use or enforceability of such Intellectual Property.

     (q)  Except as set forth on Section 7.7(p) of the Disclosure Schedule, no
                                 --------------
third party possesses any copy of any source code to any Software that is Intellectual Property, and, as of the Closing Date, Seller shall have delivered to Purchaser all copies, and Seller shall not have retained any copy, of any source code to any Software that is Intellectual Property.

     (r) The Seller has and enforces a policy requiring each employee and consultant of the Seller to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Schedule 7.7(r) (or an
                                                 ---------------
agreement containing similar provisions) and all current and former employees and consultants of the Seller who have created or modified any of the Intellectual Property have executed such an agreement assigning all of such employees' and consultants' rights in and to the Intellectual Property to the Seller.

     (s) No Transferred Asset is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof or may affect the validity, use or enforceability of the Transferred Assets.

     (t) Seller is not required to make or accrue any royalty payment to any third party in connection with any of the Transferred Assets.

     (u) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser, by operation of law or otherwise, of any contracts or agreements to which Seller is a party, will result in (i) Purchaser granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, Purchaser, (ii) Purchaser being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, or

(iii) Purchaser being obligated to pay any royalties or other amounts to any third party in excess of those payable by Seller prior to the Closing.

7.8  Brokers' and Finders' Fees.  Seller has not incurred, nor will it incur,
     --------------------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

7.9  Complete Copies of Materials.  Seller has delivered or made available true
     ----------------------------
and complete copies of each existing document that has been requested in writing by Purchaser or its counsel.

7.10  No Liquidation, Insolvency, Winding-Up.
      --------------------------------------

     (a) No order has been made or petition presented, or resolution passed for the winding-up or liquidation of Seller and there is not outstanding:

          (i)   any petition or order for the winding-up of Seller;

          (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Seller;

          (iii) any petition or order for administration of Seller;

          (iv) any voluntary arrangement between Seller and any of its creditors providing for assignment of material portion of Seller's assets or for any of the matters set for in the preceding clauses (i)-(iii);

          (v) any distress or execution or other process levied in respect of Seller which remains undischarged; and

          (vi) any unfulfilled or unsatisfied judgment or court order against Seller.

     (b)  The operations of Seller have not been terminated.

7.11  Legal and Other Compliance.  Seller is in compliance in all material
      --------------------------
respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable to the Transferred Assets and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

7.12  Litigation.  There are no judicial or administrative actions, claims,
      ----------
suits, proceedings or investigations pending or to Seller's knowledge threatened
(a) relating to the Designated Employees or the Transferred Assets or (b) that has had or would reasonably be expected to have a material adverse effect on Seller, nor, to Seller's knowledge is there any basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Seller affecting the Designated Employees or the Transferred Assets under any foreign, federal, state or local law.

7.13  Employee Matters and Benefit Plans.
      ----------------------------------

     (a)  Definitions.  With the exception of the definition of "Affiliate"
          -----------
set forth in Section 7.13(a)(i) below (which definition shall apply only to this
             ------------------
Section 7.13), for purposes of this Agreement, the following terms shall have
------------
the meanings set forth below:

          (i)     "Affiliate" shall mean any other person or entity under
                   ---------
common control with the Seller within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations thereunder;

          (ii)    "Employee Plan" When preceded by Seller shall refer to any
                   -------------
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Seller or any Affiliate has or may have any Liability;

          (iii)   "DOL" means the Department of Labor.
                   ---

          (iv)    "Employee" shall mean any current, former, or retired
                   --------
employee, officer, or director of the Seller or any Affiliate who was employed in connection with the Business;

          (v)     "Employee Agreement" shall refer to each management,
                   ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Seller or any Affiliate and any Employee or consultant;

          (vi)    "ERISA" shall mean the Employee Retirement Income Security Act
                   -----
of 1974, as amended;

          (vii)   "IRS" shall mean the Internal Revenue Service;
                   ---

          (viii)  "Multiemployer Plan" shall mean any "Pension Plan" (as
                   ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

          (ix)    "Pension Plan" shall refer to each Seller Employee Plan which
                   ------------
is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

     (b)  Pension Plans.  Neither the Seller nor any Affiliate has ever
          -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

      (c)  Multiemployer Plans.  At no time has the Seller or any Affiliate
           -------------------
contributed to or been requested to contribute to any Multiemployer Plan. Neither the Seller nor any Affiliate has at any time ever maintained, established, sponsored or participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

      (d)  No Post-Employment Obligations.  No Seller Employee Plan provides,
           ------------------------------
or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Seller nor any of its Affiliates has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

      (e)  COBRA.  The Seller has, prior to the Closing, complied in all
           -----
material respects with the health care continuation requirements of COBRA, the requirement of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any similar provisions of state law applicable to its Employees.

      (f)  Effect of Transaction.
           ---------------------

           (i) The execution of this Agreement and the consummation of the transactions specifically contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee for which Purchaser will become obligated in any respect.

           (ii) No payment or benefit which will or may be made by the Seller or Purchaser or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of
Section 280G(b)(1) of the Code.

      (g)  Employment Matters.  Seller is not liable for any payment to any
           ------------------
trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of Seller or any Affiliate any threatened or reasonably anticipated claims or actions against the Seller or any Affiliate under any worker's compensation policy or long-term disability policy with respect to any Employees.

7.14  Further Employment Matters.
      --------------------------

      (a)  Benefits Liabilities.  Seller shall retain, and be solely
           --------------------
responsible for all Benefits Liabilities arising under, resulting from or relating to the Seller Employee Plans whether incurred before, on or after the Closing Date including without limitation any COBRA continuing coverage requirements; provided that Purchaser provides to the Designated Employees who become employees of Seller the benefits set forth in such Designated Employees' respective Offer Letters.

      (b)  Eligible Rollovers from 401(k) Plan.  Within ninety (90) days
           -----------------------------------
following the Closing, Seller shall provide Purchaser with such documents as Purchaser shall reasonably request to assure itself that the accounts of Designated Employees who are hired by Purchaser would be eligible rollover distributions.

      (c) Release by Seller Regarding Non-Competition Agreements. As of the
          ------------------------------------------------------
Closing and subject to the acceptance of an employment offer of Purchaser by a Designated Employee, any existing employment agreement between the Seller and such Designated Employee shall cease. In addition, as of the Closing Seller shall terminate, waive and release its rights under any covenants regarding non-competition, conflicting obligations and other rights under any agreements with the Designated Employees to the extent such agreements would prohibit or limit the performance of services by such Designated Employees for Purchaser.

7.15  INTENTIONALLY OMITTED.
      ---------------------

7.16  Tax Matters.
      -----------

      (a) Seller has, or prior to the Closing will have, prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                    ---------
concerning or attributable to the operations of the Business or the Transferred Assets, and such Returns are true and correct and have been completed in accordance with applicable law.

      (b) Seller has, or prior to the Closing will have, timely paid all Taxes it is required to pay (whether or not shown on any Tax Return) and will have timely withheld and paid over to the appropriate governmental authorities all income taxes, FICA, FUTA and other Taxes required to be withheld with respect to the Business.

      (c) Purchaser shall not have any liability or obligation, and shall not incur any loss, expense or cost, and none of the Transferred Assets shall be subject to any Liens, by reason of any Taxes relating to (i) the Business as conducted by Sellers prior to the Closing or (ii) any other operations or activities of Sellers whether conducted prior to the date hereof or hereafter.

      (d) Seller has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in a Lien on the Transferred Assets or would otherwise adversely affect the Transferred Assets or Purchaser's use thereof.

      (e) None of the assets of the Business are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

      (f) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Purchaser under Section 280G of the Code or that could be subject to an excise tax under Section 4999 of the Code.

      (g) Neither the Business nor the assets of the Business are subject to any tax sharing, indemnification or allocation agreement, other than this Agreement.

      (h) There is no tax deficiency outstanding, assessed or proposed against Seller, nor has Seller executed any waiver of any statute of limitations on or extending the period for assessment or collection of any Tax relating to the Business.

      (i) No audit or other examination of any Return of Sellers with respect to the Business is presently in progress, nor has any Seller been formally or informally notified of any request for such an audit or other examination.

      (j) No affirmative agreement, consent or election for federal, state, local or foreign Tax purposes has been filed or entered into which would adversely affect or be binding upon Purchaser, the Transferred Assets or the Business after the Closing.

7.17 Excluded Liabilities. Purchaser shall not be liable to any Person for any
     --------------------
of the Excluded Liabilities hereunder.

7.18 Agreements, Contracts and Commitments. Except as set forth in the
     -------------------------------------
Disclosure Schedule, Seller is not a party to nor is it bound by:

         (i) any employment or consulting agreement, contract or commitment with any Designated Employee, or consulting or sales agreement, contract, or commitment with a firm or other organization relating to any Designated Employee;

         (ii) any fidelity or surety bond or completion bond secured by the Transferred Assets or relating to the Business;

         (iii) any lease of personal property in connection with the Business having a value in excess of $10,000 individually or $50,000 in the aggregate;

         (iv) any agreement, contract or commitment involving the disposition or acquisition of assets of the Business or any interest in any business enterprise relating to the Business outside the ordinary course of the Seller's business;

         (v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit secured by the Transferred Assets or relating to the Business;

         (vi) any purchase order or contract for the purchase of materials relating to the Business involving in excess of $10,000 individually or $50,000 in the aggregate;

         (vii) any construction contracts relating to the Business;

         (viii) any dealer, distribution, joint marketing or development agreement relating to the Business;

         (ix) any sales representative, original equipment manufacturer, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of Seller's products, technology or services relating to the Business; or

         (x) any other agreement, contract or commitment relating to the Business that involves $10,000 individually or $50,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

7.19 Ownership of Seller. Section 7.19 of the Disclosure Schedule sets forth the
     -------------------  ------------
identities of securityholders of Seller holding no less than 95% of all shares of capital stock of Seller outstanding or issuable prior to the Closing and the number of shares and class and series of capital stock held by each such securityholder.

7.20 Claims. Section 7.21 of the Disclosure Schedule contains an accurate and
     ------  ------------
complete list of: (a) the amount of each known "claim," within the meaning of 11 U.S.C. (S) 101(5), against Seller, including all disputed, unliquidated, unmatured and contingent claims; (b) the nature of each such claim (collectively, the "Claims"); and (c) the name of each holder of a claim against
                    ------
Seller (each a "Creditor"). Seller does not intend to, and does not believe that
                --------
it will, incur additional debts or liabilities beyond Seller's ability to pay as such debts and liabilities mature. Seller is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Seller's property on a consolidated basis would constitute an unreasonably small capital.

7.21 No Agreement. Except as set forth in Section 7.21 of the Disclosure
     ------------                         ------------
Schedule, since January 1, 2001, Seller has not (nor has any of Seller's officers, directors, agents, representatives or Affiliates) directly or indirectly, entered into any agreement or obligation with any Party other than Purchaser and its designees to acquire (A) any of the Transferred Assets or (B) all or a material portion of Seller's capital stock whether by merger, purchase of assets, tender offer or otherwise.

7.22 Investment Representations. In connection with its acquisition of the
     --------------------------
Closing Consideration Shares and the Earnout Payment Shares (collectively, the "Shares"), Seller hereby represents and warrants to Purchaser as follows:
 ------

     (a) Investment Intent; Capacity to Protect Interests. Seller is purchasing the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. Seller also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Seller's account only, and neither in whole or in part for any other person. Seller either has a pre-existing business relationship with Purchaser or by reason of the business or financial experience of Seller's officers or its professional advisors who are unaffiliated with and who are not compensated by Purchaser or any affiliate or selling agent of Purchaser, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in Purchaser and to protect Seller's own interests in connection with this transaction.

     (b) Information Concerning Purchaser. Seller has heretofore received and reviewed the SEC Documents (as defined in Section 8.6 below), and has discussed
                                          -----------
Purchaser and its plans, operations and financial condition with Purchaser's officers and has heretofore received all such information as Seller has deemed necessary and appropriate to enable Seller to evaluate the financial risk inherent in making an investment in the Shares, and Seller has received satisfactory and complete information concerning the business and financial condition of Purchaser in response to all inquiries in respect thereof.

     (c) Economic Risk. Seller realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Seller is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Seller's investment.

     (d) Restricted Securities.  Seller understands and acknowledges that:

         (i) the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

         (ii) the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available. Seller further acknowledges and understands that except as provided in the Registration Rights Agreement Purchaser is under no obligation to register the Shares. In addition, Seller understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to Purchaser.

     (e) Disposition under Rule 144.  Seller understands that:

         (i) the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase and payment of the Shares, and even then will not be available unless (i) a public trading market then exists for the Common Shares of Purchaser, (ii) adequate information concerning Purchaser is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions;

         (ii) that at the time Seller wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Purchaser may not be satisfying the current public information requirements of Rule 144, and that, in such event, Seller would be precluded from selling the Shares under Rule 144 even if the one (1) year minimum holding period had been satisfied; and

         (iii) in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

7.23 Representations Complete. None of the representations or warranties made by
     ------------------------
Seller (as modified by the Disclosure Schedule) nor any statement made in any instrument furnished by or on behalf of Seller in connection with this Agreement (when read together) contains any misleading or untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.


                                   ARTICLE 8
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as follows:

8.1 Organization of Purchaser. Purchaser is duly organized, validly existing,
    -------------------------
and in good standing under the laws of the jurisdiction of its incorporation of formation.

8.2 Authority for Agreement. Purchaser has all requisite corporate power and
    -----------------------
authority to enter into this Agreement and the related agreements to which it is a Party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the related agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes, and the related agreements, when duly executed and delivered by Purchaser, will constitute the valid and binding obligations of Purchaser, enforceable in accordance with their terms.

8.3 Shares Issued. The Closing Acquisition Shares and Earnout Payment Shares,
    -------------
when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

8.4 Adequate Resources. Purchaser has adequate financial resources to discharge
    ------------------
its financial obligations set forth in this Agreement.

8.5 Noncontravention. Neither the execution and the delivery of this Agreement,
    ----------------
nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the charter or bylaws of Purchaser, (ii) conflict with (a) any agreement which obligates Purchaser to register its shares under the Securities Act; or (b) any material agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets, except in the case of clauses (b) and (c) for such Conflicts which would not, either individually or in the aggregate, have a material adverse effect on Purchaser, or on Purchaser's ability to consummate the transactions contemplated hereby, or, to Purchaser's knowledge, on Seller.

8.6 SEC Documents; Purchaser Financial Statements. Purchaser has furnished
    ---------------------------------------------
Seller with a true and complete copies of its filings with the Commission of (i) its final prospectus dated August 9, 2000 relating to its initial public offering, and (ii) its report on Form 10-Q for the fiscal quarter ended March 31, 2001 (collectively, the "SEC Documents"). As of their respective filing
                             -------------
dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC prior to the Closing. The financial statements of Purchaser, including the notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Purchaser at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

8.7 No Material Adverse Change. Since the date of the balance sheet included in
    --------------------------
the Purchaser's most recently filed report on Form 10-Q, Purchaser has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets, business, or prospects of Purchaser and its subsidiaries, taken as a whole; (b) any amendments or changes in the Certificate of Incorporation or Bylaws of Purchaser; (c) any damage to, destruction or loss of any assets of the Purchaser (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Purchaser and its subsidiaries, taken as a whole; or (d) any sale of a material amount of property of Purchaser, except in the ordinary course of business.

8.8 Broker's and Finder's Fees. Purchaser has not incurred, nor will it incur,
    --------------------------
directly or indirectly, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with the Agreement or any transaction contemplated thereby.

8.9 Number of Shares Outstanding. As of May 8, 2001, 38,498,702 shares of Common
    ----------------------------
Stock of Purchaser were outstanding.

8.10 Consent. No Consent of any Governmental Entity or any third party (so as
     -------
not to trigger any Conflict) is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than any such Consents the absence of which would not cause a material adverse effect on Purchaser or on Purchaser's ability to consummate the transactions contemplated hereby, or, to Purchaser's knowledge, on Seller.


                                   ARTICLE 9
                          SURVIVAL OF REPRESENTATIONS,
                         WARRANTIES AND INDEMNIFICATION

9.1 Survival of Representations and Warranties. All of the representations and
    ------------------------------------------
warranties of Seller contained herein shall survive the Closing and continue in full force and effect until 5:00 p.m., Pacific Time on the last day of the twelve month anniversary of the Closing Date (the "Indemnity Period") except
                                                   ----------------
with respect to representations set forth in Sections 7.13, 7.14 and 7.16, which shall survive until the earlier of (i) eighteen months after the Closing, or
(ii) the date of issuance of the Variable Earnout Payment Shares. All of the representations and warranties of Purchaser contained in Article 8 hereof shall
                                                         ---------
terminate at the Closing except that the representations and warranties of Purchaser set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.8, 8.9 and 8.10 hereof, which shall survive until the last day on which Purchaser issues Variable Earnout Payment Shares.

9.2 Indemnification of Purchaser. Seller shall indemnify and hold Purchaser and
    ----------------------------
its officers, directors and Affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (including, without limitation, indirect and consequential damages) (hereinafter individually a "Loss" and collectively "Losses"), incurred or suffered by
                ----                    ------
Purchaser or its officers, directors, or Affiliates directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of Seller; (ii) any failure by Seller to perform or comply with any covenant contained herein; (iii) any Excluded Liabilities; or (iv) any claims made or a claim brought by any securityholder or creditor of Seller based on or relating to the Acquisition or the other transactions contemplated hereby (but excluding any such claim arising out of Purchaser's breach of its representations, warranties or covenants hereunder or under the agreements or instruments contemplated hereby).

9.3 Indemnification and Other Claims. All indemnification claims of Purchaser
    --------------------------------
must be made on or before the tenth (10th) day following the termination of the representation or warranty to which such claims relate, by means of a certificate signed by an officer of Purchaser (an "Indemnification
                                                   ---------------
Certificate"): (a) stating that Purchaser or one of its officers, directors or
-----------
Affiliates has paid, properly accrued or otherwise sustained, a Loss; and (b) specifying in reasonable detail the individual items of Loss(es) included in the amount so stated, the date each such item was sustained, paid, accrued, or the basis for such anticipated Loss, and the nature of the breach of representation, warranty or covenant to which such item is related

9.4 Objections to Claims. Seller shall have thirty (30) days after the time of
    --------------------
delivery to Seller of any Indemnification Certificate to object in writing to any claim made in the Indemnification Certificate.

Failure of Seller to object in writing within the 30-day period after delivery by the Purchaser of the Indemnification Certificate shall be an irrevocable acknowledgment by Seller that Purchaser is entitled to the full amount of the claim for Losses set forth in such Indemnification Certificate.

9.5  Resolution of Conflicts; Arbitration.
     ------------------------------------

     (a) In case Seller shall object in writing to any claim or claims made in any Indemnification Certificate within thirty (30) days after delivery of such Indemnification Certificate, Seller and Purchaser shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by all such Parties.

     (b) If no such agreement can be reached after good faith negotiation prior to sixty (60) days after delivery of such Indemnification Certificate, either Purchaser or Seller may demand arbitration of the matter unless the amount of the damage or loss at issue is in pending litigation with a third party or the Loss has not yet actually been incurred or sustained, in which event arbitration shall not be commenced until such amount is ascertained or the Loss has been incurred or sustained or the Parties agree to arbitration. The parties shall attempt to mutually select one arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the Commercial Rules of Arbitration of the American Arbitration Association (the "AAA Rules"). Notwithstanding anything in the AAA Rules to the contrary, discovery shall be limited exclusively to the mutual production of documents, and written submissions to the Arbitrator shall be limited to one brief from each party and one responsive brief from each party. The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Certificate shall be binding and conclusive upon the Parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

     (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Alameda County under the AAA rules then in effect. The arbitrator shall determine how all expenses of and fees of the arbitrator and the administrative fees of the American Arbitration Association shall be paid.

     (d) The foregoing arbitration provisions shall apply to any dispute between Seller, on the one hand, and Purchaser, on the other hand, under this Article 9,
                                                                      ---------
whether pursuant to the indemnification obligations of Seller set forth herein or otherwise, including in Section 9.2.
                           -----------

     (e) Notwithstanding any provision to the contrary herein, Seller agrees that if Seller has breached Article 5 or Section 10.2, Purchaser shall be
                            ---------    ------------
entitled to, in addition to any other right or remedy otherwise available, an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of such provision of this Agreement. Seller agrees that no bond or other security shall be required of Purchaser in obtaining such equitable relief, nor will proof of irreparable harm be required for such equitable relief. Seller hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

9.6  Reduction of Earnout Payments.  In the event that any Loss reflected on an
     -----------------------------
Indemnification Certificate has become final and conclusive pursuant to Section
                                                                        -------
9.4 or Section 9.5 hereof, the Fixed Earnout Payment Shares, and to the extent
---    -----------
necessary the Variable Earnout Payment Shares, which would otherwise be issuable pursuant hereto shall be reduced by a number of shares of Common Stock with a Fair Market Value equal to the amount of such Loss. For purposes of the foregoing, the Fair Market Value of the Fixed Earnout Payment Shares shall be determined as of the Fixed Earnout Payment Adjustment Date if an adjustment of the number of Fixed Earnout Payment Shares has occurred pursuant to Section 3.3(a)(iv), or as of the first anniversary of the Closing Date if no such adjustment has occurred. For purposes of the foregoing, the Fair Market Value of the Variable Earnout Payment Shares shall be determined as of the date that such shares would otherwise be issued. For purposes of the foregoing, a claim shall become final and conclusive (i) upon expiration of the thirty-day period specified in Section 9.4 without objection by Seller, (ii) upon execution of a
             -----------
memorandum as to such claim pursuant to Section 9.5, or (iii) upon entry of an
                                        -----------
arbitration award pursuant to Section 9.5(b), as the case may be. In the event
                              --------------
that one or more claims for Losses are pending and have not become final and conclusive as of the date when Earnout Payment Shares would otherwise be issuable hereunder, Purchaser shall be entitled to withhold issuance of the number of Earnout Payment Shares which would be required to satisfy such claims in full, based on the Fair Market Value as of the date of such issuance; provided that Purchaser shall issue and deliver any Earnout Payment shares not required to satisfy such Loss promptly within 10 business days after such claim becomes final and conclusive.

9.7  Third-Party Claims.  In the event Purchaser becomes aware of a third-party
     ------------------
claim that Purchaser believes may result in Losses, Purchaser shall notify Seller of such claim and deliver an Indemnification Certificate in accordance with Section 9.3, and Purchaser shall be entitled, at its expense, to
     -----------
participate in, but not to determine or conduct, the defense of such claim. Seller shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that unless such settlement is made with the written consent of Purchaser, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim for indemnification pursuant to Section 9.2 or whether such claim constitutes a Loss
                            -----------
as defined in such section.

9.8  Maximum Payments.  The maximum amount the Purchaser may recover from the
     ----------------
Seller pursuant to the indemnity obligations set forth in Section 9.2 hereof and
                                                          -----------
for any breach of any representation and warranty set forth in this Agreement or any instrument or certificate delivered pursuant to this Agreement shall be limited to (i) with respect to claims set forth in an Indemnification Certificate delivered on or before the tenth (10th) day following the end of the Indemnity Period, the Fixed Earnout Payment Shares and any Variable Earnout Payment Shares which would otherwise be issuable hereunder, and (ii) with respect to claims set forth on Indemnification Certificate delivered after such date, any Variable Earnout Payment Shares which would otherwise be issuable hereunder. Purchaser's sole remedy for such indemnification and for any breach of any representation and warranty set forth in this Agreement or any instrument or certificate delivered pursuant to this Agreement shall be to reduce the Fixed Earnout Payment Shares and/or the Variable Earnout Payment Shares otherwise issuable to Seller as set forth in the preceding sentence; provided, however, that, notwithstanding anything in this Agreement to the contrary, the indemnification obligations of the Seller shall be unlimited with respect to (i) Excluded Liabilities, and (ii) any claims based upon fraud.

                                  ARTICLE 10
                          CONDUCT PRIOR TO THE CLOSING

10.1  Conduct of Business.  During the period from the date of this Agreement
      -------------------
and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing, Seller agrees (except to the extent that Purchaser shall otherwise consent in writing), to use reasonable efforts to carry on Seller's business as necessary to ensure that there is no material adverse alteration or loss of any portion of the Transferred Assets or any ownership interest of Seller therein (it being understood that loss of potential customers shall not constitute a material adverse alteration or loss of any Transferred Assets). Seller shall promptly notify Purchaser of any event or occurrence that may adversely affect the Transferred Assets. Seller shall not, without the prior written consent of Purchaser, among other things:

      (a) enter into any (i) inbound license agreement with respect to the intellectual property of any third party to be incorporated in or used in connection with the Intellectual Property or (ii) enter into any material outbound license agreement with respect to any of the Transferred Assets with any third party;

      (b) change, increase or amend: (x) the rate of remuneration or amount of bonuses or other benefits of any Designated Employee, or (y) any other terms of employment of any Designated Employee;

      (c) enter into any contract (including the grant of any Lien) related to the Transferred Assets;

      (d) grant any severance or termination pay to any Designated Employee without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed;

      (e) enter into or amend any consulting agreement or engineering contract relating to the Business or the Transferred Assets;

      (f) make any tax election, other than in the ordinary course of business consistent with past practice, settle or compromise any material tax liability, or consent to the extension or waiver of any limitation period with respect to Taxes relating to the Business or Assets, provided that Purchaser will not unreasonably withhold consent for any of the foregoing; or

      (g) take, or agree in writing or otherwise to take, any of the actions described in Section 10.1(a) through Section 10.1(e), or any other action that
             ---------------         ---------------
would prevent Seller from performing or cause Seller not to perform its covenants hereunder.

10.2  No Solicitation.  Until the earlier of (i) the Closing and (ii) the date
      ---------------
of termination of this Agreement pursuant to the provisions of Section 13.1,
                                                               ------------
Seller shall not (nor will Seller permit any of its officers, directors, agents, representatives or Affiliates to), directly or indirectly, take any of the following actions with any party other than Purchaser and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire (A) any of the Transferred Assets or (B) all or any material portion of Seller's capital stock whether by merger, stock purchase, tender offer or otherwise, or effect any such transaction to the extent such transaction would be consummated prior to the earlier of the consummation of the transactions contemplated hereby or the termination of this Agreement, (ii) disclose any information not customarily disclosed to any person concerning the business of Seller or afford to any person or entity access to the Transferred Assets or to the books or records pertaining thereto, (iii) assist or cooperate with any person to make any proposal to purchase all or any material portion of Seller's capital stock or any of Seller's assets (except that the foregoing shall not restrict Seller's ability to sell any assets other than the Transferred Assets, provided that all proceeds of any such sale are used to pay Seller's existing liabilities and to fund Seller's continuing operations), or (iv) enter into any agreement with any person with respect to any of the foregoing. In the event Seller shall receive any offer or proposal, directly or indirectly, of the type referred to in clause
(i) or (iii) above, or any request for disclosure or access pursuant to clause
(ii) above, it shall immediately inform Purchaser as to any such offer or proposal and will cooperate with Purchaser by furnishing any information it may reasonably request. The Parties hereto agree that irreparable damage would occur in the event that the provisions of this Section were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by Seller that Purchaser is entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof of any court of the United States having jurisdiction, this being in addition to any other remedy to which Purchaser may be entitled at law or in equity.

10.3  Creditor Proceedings.  Seller has delivered, by first class mail, a notice
      --------------------
to each Creditor soliciting participation and membership on an ad hoc committee of unsecured creditors of Seller (the "Committee") and attendance in person or
                                       ---------
by telephone at an initial meeting of Committee. Seller shall use reasonable efforts to ensure that, as soon as possible, each of the members of the Committee, and each secured Creditor of the Company, shall have approved in writing a plan of distribution of the proceeds from the sale of the Transferred Assets (the "Plan"). As promptly as practicable thereafter, Seller shall use
             ----
reasonable efforts to deliver by first class mail to each of the Creditors of a package (the "Creditor Mailing") containing: (a) a copy of the Plan; (b)
              ----------------
summaries (which shall have been approved by Purchaser to its reasonable satisfaction) of the salient terms of this Agreement and the Plan; (c) a letter from the Committee regarding approval of this Agreement and the Plan by the Committee and Seller's Board of Directors and (d) a form of Consent, Waiver and Release, in substantially the form of Exhibit E hereto (the "Creditor
                                      ---------              --------
Consents").
---------

10.4  Ariba Agreement.  Prior to the Closing, Seller will use commercially
      ---------------
reasonable efforts to obtain a refund for prepaid amounts under the Supplier Market Development Program Master Agreement, dated as of October 6, 2000, between Ariba, Inc. and Seller. To the extent that Seller is unable to obtain such a refund, Seller will use commercially reasonable efforts to transfer such agreement to Purchaser at the Closing.

                                  ARTICLE 11
                             ADDITIONAL AGREEMENTS

     The Parties hereto agree as follows with respect to the period between the execution of this Agreement and the Closing, except as noted below:

11.1  Access to Information.  Seller shall afford Purchaser and its accountants,
      ---------------------
counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing and, as may be appropriate, after the Closing, to (a) all of Seller's properties, books, contracts, commitments and records related to the Business, (b) all other information concerning the Transferred Assets as Purchaser may reasonably request, and (c) all Designated Employees. Seller agrees to provide to Purchaser and its accountants, counsel and other representatives copies of internal financial statements (including tax returns and supporting documentation) promptly upon written request. To the extent relevant to the Business or the Transferred Assets, Seller shall (i) provide Purchaser with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide Purchaser with copies of all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other Tax proceeding. Seller shall retain all relevant documents, including prior year's Tax Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Purchaser. No information or knowledge obtained in any investigation pursuant to this Section 11.1 or otherwise shall affect or be deemed to modify
                 ------------
any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transaction.

11.2  Consents.  Seller shall use commercially reasonable efforts to obtain the
      --------
consents, waivers and approvals as may be required in connection with this Agreement and the transactions contemplated hereby so as to assign all rights of, and benefits to, Purchaser thereunder, including but not limited to the assignments and consents set forth on Schedule 12.4(g).
                                      ----------------

11.3  Reasonable Efforts.  Subject to the terms and conditions provided in this
      ------------------
Agreement, each of the Parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement; provided that no Party to this Agreement shall be required to agree to any divestiture of shares of capital stock or of any business, assets or property of Purchaser or its subsidiaries or affiliates or of Seller, as the case may be, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

11.4  Notification of Certain Matters.  Each party shall give prompt notice to
      -------------------------------
the other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the disclosing party contained in this Agreement to be untrue or inaccurate in all material respects at or prior to the Closing and (ii) any failure of the disclosing party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in each instance, in all material respects; provided, however, that the delivery of any notice pursuant to this Section 11.4 shall not limit or otherwise affect any
                        ------------
remedies available to the Party receiving such notice.

11.5  Additional Documents and Further Assurances.  After the Closing, each
      -------------------------------------------
Party, at the request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby

11.6  Cisco Lease.  At closing, Purchaser shall assume Seller's obligations
      -----------
under the Cisco Lease (as defined in the Disclosure Schedule) pursuant to an agreement reasonably satisfactory to both Purchaser and Seller, subject to any consent required of the lessor.

11.7  Separately Sold Assets.  At Closing, Purchaser agrees to purchase from
      ----------------------
Seller and Seller agrees to sell to Purchaser, free and clear of any Liens, the assets listed on Schedule 11.7 for an aggregate purchase price of $52,972.95,
                 -------------
plus applicable sales taxes, pursuant to an agreement reasonably satisfactory to both Purchaser and Seller, subject to any required consents of the parties listed in Section 7.6 of the Disclosure Schedule, and subject to such assets being in good working condition.

                                  ARTICLE 12
                       CONDITIONS TO OBLIGATION TO CLOSE

12.1  Closing.  The closing of the transactions contemplated by this Agreement
      -------
(the "Closing") shall, subject to the satisfaction or waiver of the closing
      -------
conditions set forth in this Article 12, take place on or after May 21, 2001
                             -----------
(the "Closing Date") at the offices of Wilson Sonsini Goodrich & Rosati, 650
      ------------
Page Mill Road, Palo Alto, CA 94304, or at such other place and time as may be agreed upon by the Parties.

12.2  Conditions to Obligations of Each Party to Effect the Acquisition.  The
      -----------------------------------------------------------------
respective obligations of each Party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a)  No Order.  No Governmental Entity shall have enacted, issued,
          --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the Acquisition.

     (b)  No Injunctions or Restraints; Illegality.  No temporary restraining
          ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

     (c)  Stockholder Approval.  Seller shall have obtained the approval of its
          --------------------
stockholders, as is required by law and its Certificate of Incorporation, to the transactions contemplated by this Agreement.

12.3  Additional Conditions to Obligations of Seller.  The obligation of Seller
      ----------------------------------------------
to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
Seller:

      (a)  Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of Purchaser in this Agreement were true and correct when made (except for such representations and warranties as of a specified date, which were true and correct as of such date) and shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time, and Purchaser shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

      (b)  Certificate of Purchaser.  Seller shall have been provided with a
           ------------------------
certificate executed on behalf of Purchaser by an appropriate officer to the effect that, as of the Closing:

              (i) all representations and warranties made by Purchaser in this Agreement were true and correct when made (except for such representations and warranties as of a specified date, which were true and correct as of such date) and are true and correct in all material respects as of the Closing; and

              (ii) all covenants and obligations of this Agreement to be performed by Purchaser on or before such date have been so performed in all material respects.

      (c)  Registration Rights Agreement.  Purchaser shall have duly executed
           -----------------------------
and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").
---------       -----------------------------

      (d)  Legal Opinion.  Seller shall have received from Wilson Sonsini
           -------------
Goodrich & Rosati, legal counsel to Purchaser, an opinion, in substantially the form of Exhibit F.
        ---------

      (e)  Promissory Notes.  Purchaser shall have executed and delivered the
           ----------------
Promissory Notes as required by Section 3.8.

12.4  Additional Conditions to Obligations of Purchaser.  The obligation of
      -------------------------------------------------
Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

     (a)  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Seller in this Agreement were true and correct when made (except for such representations and warranties as of a specified date, which were true and correct as of such date) and shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of the Closing and Seller shall have performed and complied with in all material respects all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

     (b)  No Material Adverse Effect.  There shall not have occurred any
          --------------------------
material adverse alteration or loss of the Transferred Assets or Seller's ownership interest therein since the date of this Agreement (it being understood that loss of potential customers shall not constitute a material alteration or loss of Transferred Assets or Seller's ownership interest therein.)

     (c)  Certificate of Seller.  Purchaser shall have been provided with a
          ---------------------
certificate executed by on behalf of Seller by the Chief Executive Officer of Seller certifying to the effect that, as of the Closing:

            (i) all representations and warranties made by Seller in this Agreement were true and correct when made (except for such representations and warranties as of a specified date, which were true and correct as of such date) and were true and correct in all material respects as of the Closing;

            (ii) all covenants and obligations of this Agreement to be performed by Seller on or before such date have been so performed in all material respects;

            (iii)  the conditions set forth in Sections 12.4(b) and 12.4(h) have
                                               ----------------------------
been satisfied;

            (iv) further certifying as to (x) the terms and effectiveness of the charter documents and bylaws of the Seller and (y) the valid adoption of resolutions (a) of the Board of Directors of Seller approving this Agreement and the consummation of the transactions contemplated hereby and (b) of the securityholders of Seller approving the consummation of the transactions contemplated hereby; and

            (v) the assets of Seller will be sufficient to pay the liabilities of Seller as such liabilities mature.

     (d)  Legal Opinion.  Purchaser shall have received a legal opinion from
          -------------
Venture Law Group, A Professional Corporation, legal counsel to Seller, substantially in the form of Exhibit B.
                            ----------

     (e)  Employees.  All of the Key Employees shall have entered into an Offer
          ---------
Letter which shall be in full force and effect as of the Closing, and none of such Key Employees shall have notified Purchaser or Seller of an intention not to accept employment with Purchaser pursuant to such Offer Letter or have accepted alternative employment.

     (f)  Creditor Proceeding and Releases.  The proceedings relating to the
          --------------------------------
Plan set forth in Section 10.3 shall have been completed, including (x) formation of the Committee of unsecured creditors, (y) approval of the Plan by the Committee and each secured Creditor, and (z) completion of the Creditor Mailing. Seller shall have delivered to Purchaser the following documents, in each case in form and substance reasonably satisfactory to Purchaser:

            (i) Lien release statements (Form UCC-2) executed by: (A) Silicon Valley Bank; (B) Sunrise Leasing Corporation; and (C) any other Person holding a Lien on any of the Transferred Assets;

            (ii) Agreements executed by the holders of secured promissory notes who are a party to that certain Security Agreement with Seller dated January 12, 2001, as amended (the "Bridge Note Holders"), in the form of Exhibit
                                   -------------------                   -------
G hereto;
-

            (iii) Creditor Consents in substantially the form attached hereto as Exhibit E executed by: (i) each holder of one or more Claims which, in the
   ---------
aggregate for such holder, total in excess of Ten Thousand Dollars ($10,000); and (ii) a sufficient number of the holders of Claims such that the total amount of Claims of Persons who do not execute and deliver Consents does not exceed One Hundred Thousand Dollars ($100,000).

     (g)  Assignments; Consents.  Each assignment and consent set forth on
          ---------------------
Schedule 12.4(g) shall have been obtained.
----------------

     (h)  Transferred Assets.  Except as set forth in Section 2.2(b), Seller
          ------------------                          --------------
shall have delivered to Purchaser full ownership and possession of the Transferred Assets, or in the case of the Intellectual Property or other intangible assets, such instruments as are necessary or desirable to document and to transfer full ownership and title to such assets from Seller to Purchaser, in each case free and clear of any Liens.

     (i)  Registration Rights Agreement.  Seller shall have duly executed and
          -----------------------------
delivered the Registration Rights Agreement.

     (j)  Transferred Agreements.  Seller shall have executed and delivered to
          ----------------------
Purchaser assignments of all of the Transferred Agreements.

     (k)  Instruments of Transfer.  All actions to be taken by Seller in
          -----------------------
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents (including those required by Section 2.3) required to effect the transactions contemplated hereby
            -----------
will be reasonably satisfactory in form and substance to Purchaser and shall have been completed or delivered to Purchaser, as applicable, prior to the Closing and at Seller's sole expense (except as otherwise set forth in this Agreement).

     (l)  FIRPTA Certificate.  Seller shall have delivered to Purchaser a
          ------------------
certificate satisfactory to Purchaser for purposes of satisfying Purchaser's obligations under Section 1445 of the Code.

     (m)  Nonsolicitation Agreement.  Cindy Padnos, Seller's Chief Executive
          -------------------------
Officer, shall have entered into an agreement not to solicit business from the Identified Customers, in the form attached hereto as Exhibit H.
                                                     ---------

                                  ARTICLE 13
                       TERMINATION, AMENDMENT AND WAIVER

13.1  Termination.  Except as provided in Section 13.2, this Agreement may be
      -----------                         ------------
terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

     (a)  by mutual consent of Purchaser and Seller;

     (b) by Purchaser or Seller if (i) the Closing has not occurred by June 5, 2001; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation illegal;

     (c) by Purchaser if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would: (i) prohibit Purchaser's ownership or operation of any portion of the Transferred Assets or (ii) compel Purchaser to dispose of or hold separate all or a portion of the Transferred Assets as a result of the transactions contemplated hereby;

     (d) by Purchaser if Purchaser is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within ten (10) calendar days after written notice to Seller; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured; or

     (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser and such breach has not been cured within ten (10) calendar days after written notice to Purchaser; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

13.2  Effect of Termination.  In the event of termination of this Agreement as
      ---------------------
provided in Section 13.1, this Agreement shall forthwith become void and there
            ------------
shall be no liability or obligation on the part of Purchaser or Seller, or their respective officers, directors or securityholders; provided that each Party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Section 3.8, Article 6 and this Section
                                         -----------  ---------          -------
13.2 shall remain in full force and effect and survive any termination of this
----
Agreement.

13.3  Extension; Waiver.  At any time prior to the Closing, Purchaser and Seller
      -----------------
may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other Party hereto, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                  ARTICLE 14
                                    GENERAL

14.1  Currency.  All payments required under this Agreement shall be made in
      --------
United States Dollars.

14.2  No Agency.  Except as expressly provided herein, each Party shall in all
      ---------
matters relating to this Agreement act as an independent contractor. No Party shall have authority, nor shall either Party represent that it has any authority, to assume or create any obligation, express or implied, on behalf of the other, or to represent the other Party as agent or employee or in any other capacity. Neither execution nor performance of this Agreement shall be construed to have established any agency, joint venture, or partnership.

14.3  Fees and Expenses.  Except as specified in Section 3.7 hereof, whether or
      -----------------
not the Transaction is consummated, all expenses, including without limitation all legal, accounting, financial advisory, consulting and other fees, incurred in connection with the negotiation or effectuation of this Agreement or consummation of the Transaction, shall be the obligation of the respective Party incurring such expenses.

14.4  Notices.  Any notice or other communication required or permitted to be
      -------
delivered to any Party under this Agreement must be in writing and shall be deemed properly delivered, given and received when delivered by hand or by overnight courier or sent by telegram or fax (with acknowledgement of complete transmission), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party may have specified in a written notice given to the other Party):

     if to Purchaser:  Evolve Software, Inc.
                       1400 65th Street, Suite 100
                       Emeryville, California 94608
                       Attn.: General Counsel
                       Telephone: (510) 428-6000
                       Facsimile: (510) 428-6999
     with a copy to:   Wilson Sonsini Goodrich & Rosati
                       Professional Corporation
                       650 Page Mill Road
                       Palo Alto, California 94304-1050
                       Attn: Larry W. Sonsini / Ramsey Hanna
                       Telephone: (650) 493-9300
                       Facsimile: (650) 493-6811

     if to Seller:     Vivant! Corporation
                       c/o AVI Capital
                       One First Street, Suite 2
                       Los Altos, California 94022
                       Attn: Brian Grossi, Director of Vivant!
                       Telephone:  (650) 949-9862
                       Facsimile:  (650) 949-8510


     with a copy to:   Venture Law Group
                       2800 Sand Hill Road
                       Menlo Park, California 94025
                       Attn: Donald M. Keller, Jr.
                       Telephone: (650) 233-8339
                       Facsimile: (650) 233-8386

14.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE
      -------------
LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF CALIFORNIA AS SUCH LAWS APPLY TO AGREEMENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA BY CALIFORNIA RESIDENTS.

14.6  Forum and Venue.  Any judicial action or proceeding arising hereunder or
      ---------------
relating hereto shall be brought in, and the Parties hereby consent to the exclusive, personal jurisdiction of, the state and federal courts located in Alameda, California. Seller hereby consents to the jurisdiction of such courts and hereby appoints its officer and directors identified in Section 14.4 as its
                                                            ------------
agent for service of process.

14.7  Breaches and Remedies.  Except as otherwise provided herein, any and all
      ---------------------
remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

14.8  Waiver.  No failure on the part of a Party to exercise any power, right,
      ------
privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising from this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

14.9  Assignment.  This Agreement, including the provisions of Sections 3.3 and
      ----------
13.3, shall be binding on all successors and assigns of Purchaser and Seller. Purchaser may assign all of its assets, licenses and other rights acquired hereunder in their entirety or in part after the Closing.

14.10  Severability.  If, for any reason, a court of competent jurisdiction
       ------------
finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The Parties agree to negotiate in good faith an enforceable substitute provision for any unenforceable provision that most nearly achieves the intent and economic effect of the unenforceable provision. Notwithstanding the foregoing, if a court of competent jurisdiction determines that any restriction on any license granted herein is invalid or unenforceable, then the license grants to which such restriction relates shall terminate automatically.

14.11  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
       --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.12  Entire Agreement.  This Agreement (including the Schedules and Exhibits
       ----------------
hereto) sets forth the entire understanding of the Parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the Parties hereto relating to the subject matter hereof, including without limitation the Letter of Intent between the parties hereto dated May 5, 2001.

14.13  Counterparts.  This Agreement may be executed in counterparts, which,
       ------------
when taken together, shall constitute one agreement.

14.14  Amendments.  This Agreement may not be amended, modified, altered or
       ----------
supplemented other than by means of a written instrument duly executed and delivered on behalf of Seller and Purchaser.

     IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

VIVANT! CORPORATION                 EVOLVE SOFTWARE, INC.



By:  /s/ C.B. Padnos                By:   /s/ John Bantleman
   --------------------------          ----------------------------

Name: Cynthia B. Padnos             Name: John Bantleman
      -----------------------            --------------------------

Title: President & CEO              Title: President & CEO
       ----------------------             -------------------------